UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 1, 2008

BrandPartners Group Inc.
Exact name of Company as specified in its charter)

Delaware	0-16530	13-3236325
(State or Other Jurisdiction)	(Commission File Number)	(I.R.S. Employer Identification)
of Incorporation)

10 Main Street, Rochester, NH 03839

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (603) 335-1400

N/A

 (Former name or former address, if changed since last report)

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

    (c)  Effective April 1, 2008, the Company appointed Patrick H. Peyton to serve as the Company’s Chief Financial Officer. Mr. Peyton joined the Company’s operating subsidiary, Brand Partners Retail, Inc., as Director of Finance in October 2007. Prior to October 2007, Mr. Peyton was Vice President Finance of Nevamar Company, LLC, a national manufacturer of decorative surfacing products. From 2000 through July 2002, he was Vice President Finance and Chief Financial Officer of TBM Holdings, Inc., a national manufacturer of hydraulic equipment. From April 1986 through 1999, Mr. Peyton served in various financial management roles including Vice President Controller with Pioneer Plastics Corporation, a national manufacturer of decorative surfacing products. From October 1978 through March 1986, Mr. Peyton was Vice President Controller of Preway, Inc., a national manufacturer of heating equipment including gas grills, fireplaces, space heaters and built-in ranges. From August 1974 through September 1978, he worked for Wipfli LLP, a CPA firm. Mr. Peyton, a Certified Public Accountant, graduated from the University of Wisconsin-Whitewater with a BBA degree in Accounting in 1974.

Item 9.01 Financial Statements and Exhibits

     (c) Exhibits furnished with this report:

     99.1 Press Release dated April 2, 2008 of BrandPartners Group, Inc.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRANDPARTNERS GROUP INC.
Date: April 2, 2008
	By:	/s/ James F. Brooks
James F. Brooks President and Chief Executive Officer